UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 6, 2012

PRESSURE BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

MASSACHUSETTS

  (State or Other Jurisdiction of Incorporation)
0-21615	04-2652826
(Commission File Number)	(IRS Employer Identification No.)

14 Norfolk Avenue, South Easton, MA	02375
(Address of Principal Executive Offices)	(Zip Code)

(508) 230-1828

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

Pressure BioSciences, Inc. (“PBI”) and Cole-Parmer have signed a Supplier Agreement, under which Cole-Parmer will distribute the PBI Shredder SG3 System and processing tubes on a non-exclusive basis.  Cole-Parmer sent out a press release announcing the introduction of the PBI Shredder SG3 System for sample preparation and analytical testing.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

99.1           Cole-Parmer Press Release dated October 29, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 6, 2012	PRESSURE BIOSCIENCES, INC.

	By:	/s/ Richard T. Schumacher
Richard T. Schumacher, President and Chief Executive Officer

EXHIBIT 99.1

Cole-Parmer Introduces PBI Shredder SG3™ System for a New Method in Sample Preparation
Unique device uses a closed system ideal for molecular and cellular biological analysis

Vernon Hills, Ill., October 29, 2012—Achieve better sample integrity and longer DNA with the new PBI Shredder SG3 from Cole-Parmer. Ideal for the extraction of DNA, RNA, protein, mitochondria, and small molecules, the device creates a closed system in which to safely prepare samples. It is also portable for easy and efficient field collection.

Its closed system operates by using pressure, which forces the sample against the lysis plate in the tubes for low-shear cell disruption. The resulting samples exceed the yields of those derived from traditional labor-intensive methods such as manual mortar and pestle preparation. The samples also offer better integrity than bead beating methods. Higher reproducibility and lower cost in sample preparation make this efficient new device a standout option for research labs, forensics, cryogenics, medical diagnostics, and more. It also offers full chain-of-custody tracking from collection to testing.

The PBI Shredder SG3 System is easy to use and compatible with lab buffers and reagents already present on most labs. Its heavy-duty driver features long-lasting rechargeable lithium batteries for uninterrupted operation. A three-position setting level enables users to create a standard for reproducible results among various operators. Unique polypropylene shredder tubes create a closed system for sample collection, preparation, storage, and transporting. This design prevents sample cross-contamination and ensures safety in processing hazardous materials. Tubes are also available with a metal lysis disk for harder sampler processing, such as seeds or ticks.

For more information on the PBI Shredder SG3 System for sample prep and analytical testing, call 800-323-4340 or visit ColeParmer.com/19523.

Cole-Parmer has been a leading global source of laboratory and industrial fluid handling products, instrumentation, equipment, and supplies since 1955. Our product lines, including popular brand names such as Masterflex®, Oakton®, and more, are sold through company-owned customer channel outlets and a strong network of international dealers. We also feature an ISO-17025-accredited metrology lab for instrument calibration and repair. Cole-Parmer responds with excellence to customer needs, and offers application expertise and technical support. For more information, contact Cole-Parmer, 625 East Bunker Court, Vernon Hills, IL 60061. In the US, call 800-323-4340. International customers, call 847-549-7600. Visit us at www.coleparmer.com.